Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS FIRST QUARTER 2024 EPS OF $1.17

SEATTLE, WASHINGTON - May 7, 2024, Expeditors International of Washington, Inc. (NYSE:EXPD) today announced first quarter 2024 financial results including the following comparisons to the same quarter of 2023:

•
Diluted Net Earnings Attributable to Shareholders per share (EPS1) decreased 19% to $1.17
•
Net Earnings Attributable to Shareholders decreased 25% to $169 million
•
Operating Income decreased 22% to $215 million
•
Revenues decreased 15% to $2.2 billion
•
Airfreight tonnage volume increased 4% and ocean container volume increased 2%

“Air tonnage and ocean volumes increased when compared to a sluggish first quarter a year ago and breaking from a general downward slide of more than a year,” said Jeffrey S. Musser, President and Chief Executive Officer. “Since late 2022, we have been adjusting operations to align with a broad marketplace reset. While we are no longer experiencing anything like the widespread supply chain chaos of the pandemic, our industry remains volatile due to global conflicts, stubborn inflation, fragile economies, and uncertain demand. At the same time and despite those conditions, both air and ocean carrier capacity continue to grow, further pressuring rates that have already come down significantly from their peaks. We have adapted to this current environment by keeping headcount and other costs in check, while continuing to drive efficiency back towards our historical expectations.

“The ocean market, in particular, remains muted and difficult to predict. Volumes increased year-over-year and sequentially and profit-per-container in the first quarter improved, compared to the fourth quarter 2023, due to increases in average buy and sell rates. Ocean capacity continues to grow, with an increase in the number of vessels coming on-line and out of sync with demand. The air market, too, continues to add capacity, as profit-minded carriers carefully grow capacity to meet strong passenger demand, particularly for international travel, which has negatively impacted air cargo rates and our profit-per-kilo. Nevertheless, air tonnage increased year-over-year from Q1’23 and profit-per-kilo increased sequentially, as buy rates fell faster than sell rates in certain markets. Our customs brokerage and other services business declined year-over-year, but improved sequentially from Q4’23, despite fewer shipments, reflecting the ongoing softness in many of the markets we serve.

“To be sure, our ability to see much beyond our day-to-day levels of activity remains very difficult. As capacity is growing and rates are falling, events such as the Red Sea circumvention, the Baltimore bridge collapse, and low water levels in the Panama Canal continue to make the global freight market highly unpredictable. If current conditions represent something like a new normal for our industry, then I would say we are adapting very well. I am grateful to our dedicated workforce for re-doubling its efforts during these recent periods of seesawing volumes and rates, as we all work diligently to adjust our cost structure lower. We remain highly attuned to whatever marketplace incidents occur and are dedicated to serving our customers at the highest level.”

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “We continue to adjust to an environment of soft rates and volatile demand. Salaries and related costs fell by 8%, primarily through decreased commissions and bonuses on lower revenues and operating income, again demonstrating how our variable compensation structure aligns with performance. We reduced headcount by 7%, largely through attrition, as we remain focused on aligning headcount with tonnage and volumes shipped. The only area of increased headcount during the quarter was in information systems, as we continue to enhance and bolster our network security. While managing overall headcount, we will continue to make important investments in people, processes and technology, as well as to invest in our strategic efforts to explore new areas for profitable growth.”

Mr. Powell reported that the Company generated $257 million in cash flow from operations in the first quarter of 2024 and returned $361 million to shareholders via repurchases of common stock.

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding inflation; fragile economies; continued growth in air and ocean carrier capacity and the impact on rates; unpredictability in the ocean and air markets, including uncertainty due to conflicts in the Middle East and Red Sea, the Baltimore bridge collapse, and low waters levels in the Panama canal; new capacity in the marketplace; cautious shipper demand and variable rate stability. Future financial performance could differ materially because of factors such as: our ability to keep headcount and other costs in check while continuing to drive efficiency back towards our historical expectations; the alignment of our variable compensation structure with performance; our ability to enhance and bolster our network security; that management is able to grow the business and explore new areas for profitable growth; our ability to leverage the strength of our carrier relationships; the strength of our non-asset-based operating model; and our ability to remain a strong, healthy, unified and resilient organization. The normalizing of the supply chain at the end of the pandemic, along with the current uncertainty in the global economy, could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform and potential litigation and contingencies, including risks associated with tax audits, as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the Company’s most recent Form 10-Q. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Expeditors International of Washington, Inc.

First Quarter 2024 Earnings Release, May 7, 2024

Financial Highlights for the three months ended March 31, 2024 and 2023 (Unaudited)

(in 000's of US dollars except share data)

	Three months ended March 31,
	2024	2023	% Change
Revenues	$2,206,678	$2,592,589	(15)%
Directly related cost of transportation and other expenses [1]	$1,433,280	$1,719,102	(17)%
Salaries and other operating expenses [2]	$558,622	$597,518	(7)%
Operating income	$214,776	$275,969	(22)%
Net earnings attributable to shareholders	$169,152	$226,011	(25)%
Diluted earnings attributable to shareholders per share	$1.17	$1.45	(19)%
Basic earnings attributable to shareholders per share	$1.18	$1.47	(20)%
Diluted weighted average shares outstanding	144,125	155,472
Basic weighted average shares outstanding	143,194	154,164

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

During the three months ended March 31, 2024, we repurchased 3.0 million shares of common stock at an average price of $120.17 per share compared to the three months ended March 31, 2023, where we repurchased 2.0 million shares of common stock at an average price of $108.98 per share.

	Employee Full-time Equivalents as of
	March 31, 2024	March 31, 2023
North America	6,839	7,455
Europe	3,771	4,089
North Asia	2,246	2,385
South Asia	1,688	1,790
Middle East, Africa and India	1,406	1,502
Latin America	760	816
Information Systems	1,286	1,225
Corporate	407	419
Total	18,403	19,681

	First quarter year-over-year percentage increase (decrease) in:
2024	Airfreight kilos	Ocean freight FEU
January	6%	(6)%
February	6%	6%
March	1%	8%
Quarter	4%	2%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on May 10, 2024 will be considered in management's 8-K “Responses to Selected Questions.”

___________________________________

NOTE: See Disclaimer on Forward-Looking Statements in this release.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 31, 2024	December 31, 2023
Assets:
Current Assets:
Cash and cash equivalents	$1,370,456	$1,512,883
Accounts receivable, less allowance for credit loss of $6,382 at March 31, 2024 and $6,550 at December 31, 2023	1,572,356	1,532,599
Deferred contract costs	277,771	218,807
Other	153,111	170,907
Total current assets	3,373,694	3,435,196
Property and equipment, less accumulated depreciation and amortization $604,458 at March 31, 2024 and $597,473 at December 31, 2023	470,055	479,225
Operating lease right-of-use assets	551,682	516,280
Goodwill	7,927	7,927
Deferred federal and state income taxes, net	64,408	63,690
Other assets, net	20,502	21,491
Total assets	$4,488,268	$4,523,809
Liabilities:
Current Liabilities:
Accounts payable	$927,129	$860,856
Accrued liabilities, primarily salaries and related costs	433,599	447,336
Contract liabilities	344,552	280,909
Current portion of operating lease liabilities	100,673	99,749
Federal, state and foreign income taxes	20,388	15,562
Total current liabilities	1,826,341	1,704,412
Noncurrent portion of operating lease liabilities	464,262	427,984
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding: 141,119 shares at March 31, 2024 and 143,866 shares at December 31, 2023	1,411	1,439
Additional paid-in capital	—	—
Retained earnings	2,401,525	2,580,968
Accumulated other comprehensive loss	(207,474)	(192,057)
Total shareholders’ equity	2,195,462	2,390,350
Noncontrolling interest	2,203	1,063
Total equity	2,197,665	2,391,413
Total liabilities and equity	$4,488,268	$4,523,809

7-May-2024	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2024	2023
Revenues:
Airfreight services	$759,374	$904,903
Ocean freight and ocean services	570,786	697,307
Customs brokerage and other services	876,518	990,379
Total revenues	2,206,678	2,592,589
Operating Expenses:
Airfreight services	537,591	666,022
Ocean freight and ocean services	413,983	483,682
Customs brokerage and other services	481,706	569,398
Salaries and related	413,162	449,848
Rent and occupancy	61,252	57,632
Depreciation and amortization	15,161	15,261
Selling and promotion	6,779	6,384
Other	62,268	68,393
Total operating expenses	1,991,902	2,316,620
Operating income	214,776	275,969
Other Income (Expense):
Interest income	14,878	18,775
Other, net	3,528	5,834
Other income, net	18,406	24,609
Earnings before income taxes	233,182	300,578
Income tax expense	62,782	74,580
Net earnings	170,400	225,998
Less net earnings (losses) attributable to the noncontrolling interest	1,248	(13)
Net earnings attributable to shareholders	$169,152	$226,011
Diluted earnings attributable to shareholders per share	$1.17	$1.45
Basic earnings attributable to shareholders per share	$1.18	$1.47
Weighted average diluted shares outstanding	144,125	155,472
Weighted average basic shares outstanding	143,194	154,164

7-May-2024	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31,
	2024	2023
Operating Activities:
Net earnings	$170,400	$225,998
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses on accounts receivable	394	1,072
Deferred income tax expense	2,294	2,036
Stock compensation expense	12,372	12,488
Depreciation and amortization	15,161	15,261
Other, net	1,985	1,159
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(60,542)	508,606
Increase (decrease) in accounts payable and accrued liabilities	83,591	(202,923)
(Decrease) increase in deferred contract costs	(64,062)	67,621
Increase (decrease) in contract liabilities	69,308	(84,447)
Decrease in income taxes payable, net	22,686	91
Increase (decrease) in other, net	3,317	(550)
Net cash from operating activities	256,904	546,412
Investing Activities:
Purchase of property and equipment	(10,181)	(10,126)
Other, net	97	575
Net cash from investing activities	(10,084)	(9,551)
Financing Activities:
Payments on borrowings on lines of credit, net	(17,242)	(14,907)
Proceeds from issuance of common stock	8,029	9,288
Repurchases of common stock	(360,524)	(213,502)
Payments for taxes related to net share settlement of equity awards	(5,185)	(7,445)
Net cash from financing activities	(374,922)	(226,566)
Effect of exchange rate changes on cash and cash equivalents	(14,325)	6,368
Change in cash and cash equivalents	(142,427)	316,663
Cash and cash equivalents at beginning of period	1,512,883	2,034,131
Cash and cash equivalents at end of period	$1,370,456	$2,350,794
Taxes Paid:
Income taxes	$36,864	$70,786

7-May-2024	Expeditors International of Washington, Inc.	Page 6 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended March 31, 2024:
Revenues	$751,543	106,850	44,492	544,941	227,719	398,317	134,106	(1,290)	2,206,678
Directly related cost of transportation and other expenses[1]	$403,949	66,710	24,464	426,474	164,024	254,519	93,792	(652)	1,433,280
Salaries and other operating expenses[2]	$255,708	33,084	16,764	67,260	40,912	117,088	28,464	(658)	558,622
Operating income (loss)	$91,886	7,056	3,264	51,207	22,783	26,710	11,850	20	214,776
Identifiable assets at period end	$2,424,540	177,571	105,151	504,704	265,621	755,569	284,325	(29,213)	4,488,268
Capital expenditures	$5,528	1,399	153	282	144	2,218	457	—	10,181
Equity	$1,531,497	26,143	55,173	185,824	118,194	162,346	160,237	(41,749)	2,197,665
For the three months ended March 31, 2023:
Revenues	$945,494	109,850	54,695	582,421	224,127	534,464	142,703	(1,165)	2,592,589
Directly related cost of transportation and other expenses[1]	$539,957	69,205	32,302	452,342	157,623	372,260	95,949	(536)	1,719,102
Salaries and other operating expenses[2]	$267,683	35,824	19,502	71,140	46,798	127,372	29,832	(633)	597,518
Operating income	$137,854	4,821	2,891	58,939	19,706	34,832	16,922	4	275,969
Identifiable assets at period end	$3,005,502	206,459	119,334	633,970	284,028	844,049	254,458	(15,223)	5,332,577
Capital expenditures	$5,444	469	230	590	167	2,983	243	—	10,126
Equity	$2,284,489	35,977	57,026	317,325	153,321	191,116	154,143	(43,029)	3,150,368

1 Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2 Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

7-May-2024	Expeditors International of Washington, Inc.	Page 7 of 7